Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the loanDepot, Inc. 2021 Omnibus Incentive Plan, loanDepot, Inc. 2022 Employee Stock Purchase Plan, loanDepot, Inc. 2022 Inducement Plan of loanDepot, Inc. of our report dated March 18, 2022, with respect to the consolidated financial statements of loanDepot, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California
May 20, 2022